Exhibit 99.1

2Q24 Financial Results

July 2024

Earnings Press Release
and Supplemental Information

2Q
24

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Second Quarter 2024

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Financial Supplement
Corporate Information	Second Quarter 2024

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2024, the company’s 310 data centers, including 73 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 41.2 million square feet, excluding approximately 8.5 million square feet of space under active development and 5.1 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 5707 Southwest Parkway, Building 1, Suite 275 Austin, TX 78735 Telephone: (737) 281-0101 Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Edward Jones	Evercore ISI	Goldman Sachs	Green Street Advisors	HSBC	Jefferies	J.P. Morgan
Kyle Sanders	Irvin Liu	Jim Schneider	David Guarino	Phani Kanumuri	Jonathan Petersen	Richard Choe
(314) 515-0198	(415) 800-0183	(212) 357-2929	(949) 640-8780	+52 (551) 782-7350	(212) 284-1705	(212) 662-6708

KeyBanc	Mizuho Group	MoffettNathanson	Morgan Stanley	Morningstar	Raymond James	RBC Capital Markets
Brandon Nispel	Vikram Malhotra	Nick Del Deo	Simon Flannery	Matthew Dolgin	Frank Louthan	Jonathan Atkin
(503) 821-3871	(212) 282-3827	(212) 519-0025	(212) 761-6432	(312) 696-6783	(404) 442-5867	(415) 633-8589

Scotiabank	Stifel	TD Cowen	Truist Securities	UBS	Wells Fargo	Wolfe Research
Maher Yaghi	Erik Rasmussen	Michael Elias	Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(437) 995-5548	(212) 271-3461	(646) 562-1358	(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

August 13 – 14, 2024	Raymond James Park City Summit	Park City, UT
September 4, 2024	Bank of America Media, Communications, and Entertainment Conference	New York, NY
September 5, 2024	Citi's 2024 Global TMT Conference	New York, NY
September 10, 2024	Goldman Sachs Communacopia Conference	San Francisco, CA
September 11-12, 2024	Bank of America Global REIT Conference	New York, NY
September 24-25, 2024	RBC Global Communications Infrastructure Conference	Chicago, IL

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2024

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23
High price	$153.25	$154.18	$139.35	$133.39	$114.43
Low price	$135.54	$130.00	$113.94	$112.38	$86.33
Closing price, end of quarter	$152.05	$144.04	$134.58	$121.02	$113.87
Average daily trading volume (1)	1,863	2,108	1,932	2,301	3,113
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	3.2%	3.4%	3.6%	4.0%	4.3%
Shares and units outstanding, end of quarter (1) (3)	332,346	319,009	318,057	309,325	305,723
Closing market value of shares and units outstanding (4)	$50,533,209	$45,950,001	$42,804,053	$37,434,562	$34,812,727

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of June 30, 2024, the total number of shares and units includes 325,885 shares of common stock, 4,257 common units held by third parties and 2,204 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Second Quarter 2024

Shares and Units at End of Quarter	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23
Common shares outstanding	325,885	312,421	311,608	302,846	299,240
Common partnership units outstanding	6,461	6,588	6,449	6,479	6,483
Total Shares and Units	332,346	319,009	318,057	309,325	305,723

Enterprise Value
Market value of common equity (1)	$50,533,209	$45,950,001	$42,804,053	$37,434,562	$34,812,727
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	16,339,746	17,020,340	17,425,908	16,869,776	17,729,452
Total Enterprise Value	$67,627,955	$63,725,341	$60,984,961	$55,059,338	$53,297,179
Total debt / total enterprise value	24.2%	26.7%	28.6%	30.6%	33.3%
Debt-plus-preferred-to-total-enterprise-value	25.3%	27.9%	29.8%	32.0%	34.7%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$34,573,283	$34,099,698	$34,355,662	$33,267,766	$33,958,096
Total Assets	43,606,883	42,633,089	44,113,257	41,932,515	42,388,735
Total Liabilities	21,199,178	21,792,866	23,116,936	21,895,634	22,916,155

Selected Operating Data
Total operating revenues	$1,356,749	$1,331,143	$1,369,633	$1,402,437	$1,366,267
Total operating expenses	1,346,860	1,181,776	1,235,598	1,344,206	1,211,407
Net income	74,668	287,837	19,884	745,941	115,647
Net income / (loss) available to common stockholders	70,039	271,327	18,122	723,440	108,003

Financial Ratios
EBITDA (2)	$625,130	$835,446	$572,958	$1,272,048	$667,866
Adjusted EBITDA (3)	726,874	710,556	699,509	685,943	696,604
Net Debt-to-Adjusted EBITDA (4)	5.3x	6.1x	6.2x	6.3x	6.8x
Interest expense	114,756	109,535	113,638	110,767	111,116
Fixed charges (5)	152,529	148,239	156,851	150,079	149,181
Interest coverage ratio (6)	4.3x	4.3x	4.0x	4.3x	4.5x
Fixed charge coverage ratio (7)	4.1x	4.0x	3.8x	4.1x	4.2x

Profitability Measures
Net income / (loss) per common share - basic	$0.22	$0.87	$0.06	$2.40	$0.37
Net income / (loss) per common share - diluted	$0.20	$0.82	$0.03	$2.31	$0.34
Funds from operations (FFO) / diluted share and unit (8)	$1.57	$1.41	$1.53	$1.55	$1.52
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.65	$1.67	$1.63	$1.62	$1.68
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.56	$1.68	$1.30	$1.40	$1.59
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	77.9%	86.5%	79.8%	78.6%	80.3%
Diluted Core FFO payout ratio (8) (11)	73.9%	73.2%	75.0%	75.2%	72.6%
Diluted AFFO payout ratio (9) (12)	78.1%	72.8%	93.6%	87.3%	76.7%

Portfolio Statistics
Buildings (13)	323	323	323	326	330
Data Centers (13)	310	309	309	312	316
Cross-connects (13) (14)	223,000	221,500	220,000	218,000	216,000
Net rentable square feet, excluding development space (13)	41,220	39,839	39,688	39,542	39,310
Occupancy at end of quarter (15)	82.9%	82.1%	81.7%	82.8%	82.9%
Occupied square footage (13)	34,160	32,727	32,407	32,727	32,603
Space under active development (16)	8,507	8,238	8,470	9,205	8,841
Space held for development (17)	5,130	4,141	4,130	3,937	3,941
Weighted average remaining lease term (years) (18)	4.7	4.5	4.6	4.8	4.9
Same-capital occupancy at end of quarter (15) (19)	83.6%	82.6%	82.9%	82.8%	83.1%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Second Quarter 2024

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 31. For a reconciliation of net income available to common stockholders to EBITDA, see page 30.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 31. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 30.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated joint venture debt at carrying value, less cash and cash equivalents (including our share of unconsolidated joint venture cash), divided by the product of Adjusted EBITDA (including our share of unconsolidated joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 31. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 31. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress. Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development. Excludes buildings held for sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2022, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2024

Digital Realty Reports Second Quarter 2024 Results

Austin, TX — July 25, 2024 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions, announced today financial results for the second quarter of 2024. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.20 per share in 2Q24, compared to $0.34 in 2Q23
◾	Reported FFO per share of $1.57 in 2Q24, compared to $1.52 in 2Q23
◾	Reported Core FFO per share of $1.65 in 2Q24, compared to $1.68 in 2Q23
◾	Reported rental rate increases on renewal leases of 4.0% on a cash basis in 2Q24
◾	Signed total bookings during 2Q24 that are expected to generate $164 million of annualized GAAP rental revenue, including a $40 million contribution from the 0–1 megawatt category and $14 million contribution from interconnection
◾	Maintained 2024 Core FFO per share outlook of $6.60 - $6.75

Financial Results

Digital Realty reported revenues of $1.4 billion in the second quarter of 2024, a 2% increase from the previous quarter and a 1% decrease from the same quarter last year.

The company delivered net income of $75 million in the second quarter of 2024, and net income available to common stockholders of $70 million, or $0.20 per diluted share, compared to $0.82 per diluted share in the previous quarter and $0.34 per diluted share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $727 million in the second quarter of 2024, a 2% increase from the previous quarter and a 4% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $511 million in the second quarter of 2024, or $1.57 per share, compared to $1.41 per share in the previous quarter and $1.52 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.65 in the second quarter of 2024, compared to $1.67 per share in the previous quarter and $1.68 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.66 for the second quarter of 2024 and $3.33 per share for the six-month period ended June 30, 2024.

“Digital Realty’s second quarter results reflect the continued strength of demand for data center capacity, along with a keen focus on our value proposition,” said Digital Realty President & Chief Executive Officer Andy Power. “We have returned our balance sheet to below-target leverage levels and broadened our capital sources to capitalize on the global opportunity we see for data center infrastructure.”

Leasing Activity

In the second quarter, Digital Realty signed total bookings that are expected to generate $164 million of annualized GAAP rental revenue, including a $40 million contribution from the 0–1 megawatt category and a $14 million contribution from interconnection.

The weighted-average lag between new leases signed during the second quarter of 2024 and the contractual commencement date was 20 months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $215 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2024 increased 4.0% on a cash basis and 7.5% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2024

New leases signed during the second quarter of 2024 are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$13,980	58	$239	4.4	$263
> 1 MW	87,212	359	243	49.8	146
Other (1)	183	6	32	—	—
Total	$101,375	423	$239	54.2	$155

EMEA (2)
0-1 MW	$19,397	48	$406	4.9	$331
> 1 MW	14,309	80	178	7.6	158
Other (1)	37	4	10	—	—
Total	$33,743	132	$256	12.4	$226

Asia Pacific (2)
0-1 MW	$6,264	20	$316	1.7	$304
> 1 MW	8,728	27	327	2.8	264
Other (1)	129	1	118	—	—
Total	$15,121	48	$318	4.5	$279

All Regions (2)
0-1 MW	$39,642	126	$315	11.0	$299
> 1 MW	110,249	466	236	60.1	153
Other (1)	349	10	34	—	—
Total	$150,239	603	$249	71.1	$176

Interconnection	$14,011	N/A	N/A	N/A	N/A

Grand Total	$164,250	603	$249	71.1	$176

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended June 30, 2024.

Investment Activity

As previously disclosed, Digital Realty closed on the sale to Digital Core REIT (SGX: DCRU) of an additional 24.9% interest in a data center facility located in Frankfurt, Germany for €117 million, or approximately $125 million. The transaction valued the Frankfurt facility at €470 million, or approximately $504 million (at 100% share).

Also previously disclosed, Digital Realty expanded its existing joint venture with GI Partners in Chicago, with the sale of a 75% interest in a third stabilized hyperscale data center that is situated on the same campus as two stabilized hyperscale data centers that were contributed to the joint venture with GI Partners in July 2023. Digital Realty received approximately $388 million of gross proceeds and maintained a 25% interest in the joint venture.

During the quarter, Digital Realty acquired a 4.1-acre parcel of land in Amsterdam, near one of its existing campuses for approximately €7.4 million or $7.9 million. The site comprises approximately 70,000 square feet leased to local tenants and approximately 39,000 square feet of land which will be used to develop a new high voltage substation to drive growth at the campus and optimize the use of a previously acquired land plot in the vicinity.

Also during the quarter, Digital Realty liquidated its 17% interest in Colovore, generating gross proceeds of approximately $35 million. Digital Realty realized a gain of approximately $27 million on its original investments, made in 2015 and 2017.

Subsequent to quarter end, and as previously disclosed, Digital Realty closed on its purchase option to acquire two data centers located in the Slough Trading Estate for $200 million. The two stabilized data centers offer a combined 15 MW of IT load, with an established community of 150+ customers, including a broad array of connectivity providers, technology companies, and financial services firms, utilizing over 2,000 cross connects. The acquisition marked Digital Realty’s entry into the west London, UK submarket, complementing Digital Realty’s existing colocation capabilities in the City and the Docklands.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2024

Balance Sheet

Digital Realty had approximately $16.3 billion of total debt outstanding as of June 30, 2024, comprised of $15.6 billion of unsecured debt and approximately $0.7 billion of secured debt and other. At the end of the second quarter of 2024, net debt-to-Adjusted EBITDA was 5.3x, debt-plus-preferred-to-total enterprise value was 25.3% and fixed charge coverage was 4.1x.

Digital Realty completed the following financing transactions during the second quarter:

◾	In April, the company repaid €600 million ($647 million) in aggregate principal amount of its 2.625% senior notes;
◾	In May, Digital Realty sold 12.1 million shares of common stock at $144.63 per share pursuant to a follow-on equity offering, raising $1.65 billion of net proceeds; and
◾	The company also sold 1.2 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $148.99 per share, for net proceeds of approximately $177 million.

Subsequent to quarter end, the company sold an additional 1.4 million shares of common stock under its ATM program at a weighted average price of $152.77 per share, for net proceeds of approximately $219 million. In July, the company also repaid £250 million ($316 million) in aggregate principal amount of its 2.75% senior notes.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2024

2024 Outlook

Digital Realty maintained its 2024 Core FFO per share and Constant-Currency Core FFO per share outlook of $6.60 - $6.75. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	February 15, 2024	May 2, 2024	July 25, 2024
Total revenue	$5.550 - $5.650 billion	$5.550 - $5.650 billion	$5.550 - $5.650 billion
Net non-cash rent adjustments (1)	($35 - $40 million)	($35 - $40 million)	($35 - $40 million)
Adjusted EBITDA	$2.800 - $2.900 billion	$2.800 - $2.900 billion	$2.800 - $2.900 billion
G&A	$450 - $460 million	$450 - $460 million	$450 - $460 million

Internal Growth
Rental rates on renewal leases
Cash basis	4.0% - 6.0%	5.0% - 7.0%	5.0% - 7.0%
GAAP basis	6.0% - 8.0%	7.0% - 9.0%	7.0% - 9.0%
Year-end portfolio occupancy	+100 - 200 bps	+100 - 200 bps	+100 - 200 bps
"Same-Capital" cash NOI growth (2)	2.0% - 3.0%	2.5% - 3.5%	2.5% - 3.5%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.25 - $1.30	$1.25 - $1.30	$1.25 - $1.30
U.S. Dollar / Euro	$1.05 - $1.10	$1.05 - $1.10	$1.05 - $1.10

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$1,000 - $1,500 million	$1,000 - $1,500 million	$1,000 - $1,500 million
Cap rate	6.0% - 8.0%	6.0% - 8.0%	6.0% - 8.0%
Development
CapEx (Net of Partner Contributions) (3)	$2,000 - $2,500 million	$2,000 - $2,500 million	$2,000 - $2,500 million
Average stabilized yields	10.0%+	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (4)	$15 - $20 million	$15 - $20 million	$15 - $20 million
Recurring CapEx + capitalized leasing costs (5)	$260 - $275 million	$260 - $275 million	$260 - $275 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0 - $1,000 million	$0 - $1,000 million	$0 - $1,000 million
Pricing	5.0% - 5.5%	5.0% - 5.5%	5.0% - 5.5%
Timing	Mid-Year	Mid-Year	Mid-Year

Net income per diluted share	$1.80 - $1.95	$1.80 - $1.95	$1.40 - $1.55
Real estate depreciation and (gain) / loss on sale	$4.40 - $4.40	$4.40 - $4.40	$4.75 - $4.75
Funds From Operations / share (NAREIT-Defined)	$6.20 - $6.35	$6.20 - $6.35	$6.15 - $6.30
Non-core expenses and revenue streams	$0.40 - $0.40	$0.40 - $0.40	$0.45 - $0.45
Core Funds From Operations / share	$6.60 - $6.75	$6.60 - $6.75	$6.60 - $6.75
Foreign currency translation adjustments	$0.00 - $0.00	$0.00 - $0.00	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$6.60 - $6.75	$6.60 - $6.75	$6.60 - $6.75

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “Same-Capital” pool includes properties owned as of December 31, 2022 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2023-2024, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Excludes land acquisitions and includes Digital Realty’s share of JV contributions. Figure is net of JV partner contributions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2024

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on July 25, 2024, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s second quarter 2024 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 2977783 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.

Telephone and webcast replays will be available after the call until August 25, 2024. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 2171709. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2024

	Three Months Ended					Six Months Ended
	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	30-Jun-24	30-Jun-23
Rental revenues	$912,994	$894,409	$885,694	$886,960	$869,298	$1,807,402	$1,740,273
Tenant reimbursements - Utilities	274,505	276,357	316,634	335,477	330,416	550,862	647,565
Tenant reimbursements - Other	41,964	38,434	46,418	64,876	46,192	80,398	86,342
Interconnection & other	109,505	108,071	106,413	107,305	104,521	217,576	206,216
Fee income	15,656	13,010	14,330	7,819	14,908	28,666	22,777
Other	2,125	862	144	—	932	2,987	1,819
Total Operating Revenues	$1,356,749	$1,331,143	$1,369,633	$1,402,437	$1,366,267	$2,687,892	$2,704,991

Utilities	$315,248	$324,571	$366,083	$384,455	$374,934	$639,818	$721,298
Rental property operating	237,653	224,369	237,118	223,089	224,762	462,021	449,623
Property taxes	49,620	41,156	40,161	72,279	46,718	90,776	87,141
Insurance	4,755	2,694	3,794	4,289	4,385	7,449	8,739
Depreciation & amortization	425,343	431,102	420,475	420,613	432,573	856,445	853,771
General & administration	119,511	114,419	109,235	108,039	105,964	233,931	213,730
Severance, equity acceleration and legal expenses	884	791	7,565	2,682	3,652	1,675	7,807
Transaction and integration expenses	26,072	31,839	40,226	14,465	17,764	57,911	30,031
Provision for impairment	168,303	—	5,363	113,000	—	168,303	—
Other expenses	(529)	10,836	5,580	1,295	655	10,306	655
Total Operating Expenses	$1,346,860	$1,181,776	$1,235,598	$1,344,206	$1,211,407	$2,528,636	$2,372,795

Operating Income	$9,889	$149,367	$134,035	$58,231	$154,860	$159,256	$332,196

Equity in earnings / (loss) of unconsolidated joint ventures	(41,443)	(16,008)	(29,955)	(19,793)	5,059	(57,451)	19,957
Gain / (loss) on sale of investments	173,709	277,787	(103)	810,688	89,946	451,496	89,946
Interest and other income / (expense), net	62,261	9,709	50,269	24,812	(6,930)	71,970	(6,650)
Interest (expense)	(114,756)	(109,535)	(113,638)	(110,767)	(111,116)	(224,291)	(213,336)
Income tax benefit / (expense)	(14,992)	(22,413)	(20,724)	(17,228)	(16,173)	(37,405)	(37,627)
Loss from early extinguishment of debt	—	(1,070)	—	—	—	(1,070)	—
Net Income	$74,668	$287,837	$19,884	$745,941	$115,647	$362,505	$184,486

Net (income) / loss attributable to noncontrolling interests	5,552	(6,329)	8,419	(12,320)	2,538	(777)	2,427
Net Income Attributable to Digital Realty Trust, Inc.	$80,220	$281,508	$28,304	$733,621	$118,185	$361,728	$186,913

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(20,363)	(20,363)
Net Income / (Loss) Available to Common Stockholders	$70,039	$271,327	$18,122	$723,440	$108,003	$341,366	$166,550

Weighted-average shares outstanding - basic	319,537	312,292	305,781	301,827	295,390	315,915	293,316
Weighted-average shares outstanding - diluted	327,946	320,798	314,995	311,341	306,819	324,451	304,452
Weighted-average fully diluted shares and units	334,186	326,975	321,173	317,539	313,022	330,687	310,588

Net income / (loss) per share - basic	$0.22	$0.87	$0.06	$2.40	$0.37	$1.08	$0.57
Net income / (loss) per share - diluted (1)	$0.20	$0.82	$0.03	$2.31	$0.34	$1.01	$0.52

(1)	The Company has made an adjustment to previously reported amounts to correct an immaterial error in the computation of fully diluted earnings per share in each of the interim periods ended June 30, 2023, September 30, 2023, and December 31, 2023. This adjustment does not impact any of the other diluted measures per share for FFO, Core FFO or Adjusted FFO.

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2024

	Three Months Ended					Six Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	30-Jun-24	30-Jun-23

Net Income / (Loss) Available to Common Stockholders	$70,039	$271,327	$18,122	$723,440	$108,003	$341,366	$166,550
Adjustments:
Non-controlling interest in operating partnership	1,500	6,200	410	16,300	2,500	7,700	4,000
Real estate related depreciation & amortization (1)	414,920	420,591	410,167	410,836	424,044	835,511	836,236
Reconciling items related to non-controlling interests	(17,317)	(8,017)	(15,377)	(14,569)	(14,144)	(25,335)	(27,532)
Unconsolidated JV real estate related depreciation & amortization	47,117	47,877	64,833	43,215	35,386	94,993	69,105
(Gain) / loss on real estate transactions	(173,709)	(286,704)	103	(810,688)	(89,946)	(460,413)	(97,771)
Provision for impairment	168,303	—	5,363	113,000	—	168,303	—
Funds From Operations	$510,852	$451,273	$483,621	$481,535	$465,844	$962,125	$950,589

Weighted-average shares and units outstanding - basic	325,777	318,469	311,960	308,024	301,593	322,151	299,452
Weighted-average shares and units outstanding - diluted (2) (3)	334,186	326,975	321,173	317,539	313,022	330,687	310,588

Funds From Operations per share - basic	$1.57	$1.42	$1.55	$1.56	$1.54	$2.99	$3.17

Funds From Operations per share - diluted (2) (3)	$1.57	$1.41	$1.53	$1.55	$1.52	$2.98	$3.13

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	30-Jun-24	30-Jun-23

Funds From Operations	$510,852	$451,273	$483,621	$481,535	$465,844	$962,125	$950,589
Other non-core revenue adjustments (4)	(33,818)	3,525	(146)	(27)	27,454	(30,293)	26,566
Transaction and integration expenses	26,072	31,839	40,226	14,465	17,764	57,911	30,031
Loss from early extinguishment of debt	—	1,070	—	—	—	1,070	—
Severance, equity acceleration and legal expenses (5)	884	791	7,565	2,682	3,652	1,675	7,807
(Gain) / Loss on FX revaluation	32,222	33,602	(24,804)	451	(7,868)	65,824	(14,647)
Other non-core expense adjustments (6)	2,271	10,052	1,956	1,295	655	12,323	655
Core Funds From Operations	$538,482	$532,153	$508,417	$500,402	$507,501	$1,070,634	$1,001,001

Weighted-average shares and units outstanding - diluted (2) (3)	326,181	319,138	312,356	308,539	301,806	322,619	299,730

Core Funds From Operations per share - diluted (2)	$1.65	$1.67	$1.63	$1.62	$1.68	$3.32	$3.34

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Six Months Ended
	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	30-Jun-24	30-Jun-23

Depreciation & amortization per income statement	$425,343	$431,102	$420,475	$420,613	$432,573	$856,445	$853,771
Non-real estate depreciation	(10,424)	(10,511)	(10,308)	(9,777)	(8,529)	(20,935)	(17,535)
Real Estate Related Depreciation & Amortization	$414,920	$420,591	$410,167	$410,836	$424,044	$835,511	$836,236

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Six Months Ended
	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	30-Jun-24	30-Jun-23
Teraco noncontrolling share of FFO	$12,453	$9,768	$7,135	$11,537	$9,645	$22,221	$20,714
Teraco related minority interest	$12,453	$9,768	$7,135	$11,537	$9,645	$22,221	$20,714

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Includes deferred rent adjustments related to a customer bankruptcy, joint venture development fees included in gains, lease termination fees and gain on sale of equity investment included in other income.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with bankrupt or terminated customers, non-recurring legal expenses and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2024

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	30-Jun-24	30-Jun-23

Core FFO available to common stockholders and unitholders	$538,482	$532,153	$508,417	$500,402	$507,501	$1,070,634	$1,001,001
Adjustments:
Non-real estate depreciation	10,424	10,511	10,308	9,777	8,529	20,935	17,535
Amortization of deferred financing costs	5,072	5,576	5,744	5,776	5,984	10,648	10,056
Amortization of debt discount/premium	1,321	1,832	973	1,360	1,339	3,153	2,640
Non-cash stock-based compensation expense	14,464	12,592	9,226	14,062	13,893	27,056	26,949
Straight-line rental revenue	334	9,976	(21,992)	(14,080)	(16,151)	10,310	(32,344)
Straight-line rental expense	782	1,111	(4,999)	1,427	520	1,893	5
Above- and below-market rent amortization	(1,691)	(854)	(856)	(1,127)	(1,195)	(2,545)	(2,421)
Deferred tax (benefit) / expense	(9,982)	(3,437)	33,448	(8,539)	1,339	(13,420)	(8,456)
Leasing compensation & internal lease commissions	10,519	13,291	9,848	12,515	11,611	23,809	22,678
Recurring capital expenditures (1)	(60,483)	(47,676)	(142,808)	(90,251)	(53,498)	(108,159)	(93,963)

AFFO available to common stockholders and unitholders (2)	$509,241	$535,073	$407,306	$431,322	$479,873	$1,044,314	$943,679

Weighted-average shares and units outstanding - basic	325,777	318,469	311,960	308,024	301,593	322,151	299,452
Weighted-average shares and units outstanding - diluted (3)	326,181	319,138	312,356	308,539	301,806	322,619	299,730

AFFO per share - diluted (3)	$1.56	$1.68	$1.30	$1.40	$1.59	$3.24	$3.15

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$2.44	$2.44

Diluted AFFO Payout Ratio	78.1%	72.8%	93.6%	87.3%	76.7%	75.4%	77.5%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	30-Jun-24	30-Jun-23

Weighted Average Common Stock and Units Outstanding	325,777	318,469	311,960	308,024	301,593	322,151	299,452
Add: Effect of dilutive securities	404	669	396	515	213	467	278
Weighted Avg. Common Stock and Units Outstanding - diluted	326,181	319,138	312,356	308,539	301,806	322,618	299,730

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2024

	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23
Assets
Investments in real estate:
Real estate	$27,470,635	$27,122,796	$27,306,369	$25,887,031	$27,087,769
Construction in progress	4,676,012	4,496,840	4,635,215	5,020,464	4,635,939
Land held for future development	93,938	114,240	118,190	179,959	193,936
Investments in Real Estate	$32,240,584	$31,733,877	$32,059,773	$31,087,453	$31,917,644
Accumulated depreciation and amortization	(8,303,070)	(7,976,093)	(7,823,685)	(7,489,193)	(7,739,462)
Net Investments in Properties	$23,937,514	$23,757,784	$24,236,089	$23,598,260	$24,178,182
Investment in unconsolidated joint ventures	2,332,698	2,365,821	2,295,889	2,180,313	2,040,452
Net Investments in Real Estate	$26,270,212	$26,123,605	$26,531,977	$25,778,573	$26,218,634

Operating lease right-of-use assets, net	$1,211,003	$1,233,410	$1,414,256	$1,274,410	$1,291,233
Cash and cash equivalents	2,282,062	1,193,784	1,625,495	1,062,050	124,519
Accounts and other receivables, net (1)	1,222,403	1,217,276	1,278,110	1,325,725	1,158,383
Deferred rent, net	613,749	611,670	624,427	586,418	613,796
Goodwill	9,128,811	9,105,026	9,239,871	8,998,074	9,148,603
Customer relationship value, deferred leasing costs & other intangibles, net	2,315,143	2,359,380	2,500,237	2,506,198	2,825,596
Assets held for sale	—	287,064	478,503	—	593,892
Other assets	563,500	501,875	420,382	401,068	414,078
Total Assets	$43,606,883	$42,633,089	$44,113,257	$41,932,515	$42,388,735

Liabilities and Equity
Global unsecured revolving credit facilities, net	$1,848,167	$1,901,126	$1,812,287	$1,698,780	$2,242,258
Unsecured term loans, net	1,297,893	1,303,263	1,560,305	1,524,663	1,548,780
Unsecured senior notes, net of discount	12,507,551	13,190,202	13,422,342	13,072,102	13,383,819
Secured and other debt, net of discount	686,135	625,750	630,973	574,231	554,594
Operating lease liabilities	1,336,839	1,357,751	1,542,094	1,404,510	1,420,239
Accounts payable and other accrued liabilities	1,973,798	1,870,344	2,168,983	2,147,103	2,214,820
Deferred tax liabilities, net	1,132,090	1,121,224	1,151,096	1,088,724	1,128,961
Accrued dividends and distributions	—	—	387,988	—	—
Security deposits and prepaid rents	416,705	413,225	401,867	385,521	417,693
Obligations associated with assets held for sale	—	9,981	39,001	—	4,990
Total Liabilities	$21,199,178	$21,792,866	$23,116,936	$21,895,634	$22,916,155

Redeemable non-controlling interests	1,399,889	1,350,736	1,394,814	1,360,308	1,367,422

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000 shares authorized (5)	3,231	3,097	3,088	3,002	2,967
Additional paid-in capital	26,388,393	24,508,683	24,396,797	23,239,088	22,882,200
Dividends in excess of earnings	(5,701,096)	(5,373,529)	(5,262,648)	(4,900,757)	(5,253,915)
Accumulated other comprehensive (loss), net	(884,715)	(850,091)	(751,393)	(882,996)	(741,484)
Total Stockholders' Equity	$20,537,503	$19,019,850	$19,117,535	$18,190,026	$17,621,456

Noncontrolling Interests
Noncontrolling interest in operating partnership	$434,253	$438,422	$438,081	$441,366	$436,099
Noncontrolling interest in consolidated joint ventures	36,060	31,215	45,892	45,182	47,603

Total Noncontrolling Interests	$470,313	$469,637	$483,972	$486,547	$483,702

Total Equity	$21,007,816	$19,489,487	$19,601,507	$18,676,573	$18,105,158

Total Liabilities and Equity	$43,606,883	$42,633,089	$44,113,257	$41,932,515	$42,388,735

(1)	Net of allowance for doubtful accounts of $50,609 and $42,624 as of June 30, 2024 and June 30, 2023, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of June 30, 2024 and June 30, 2023.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of June 30, 2024 and June 30, 2023.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of June 30, 2024 and June 30, 2023.
(5)	Common Stock: 325,885 and 299,240 shares issued and outstanding as of June 30, 2024 and June 30, 2023, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2024

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,137,287
Campus	1,601,208
Other (4)	173,857
Total Cash NOI, Annualized	$2,912,352
less: Partners' share of consolidated JVs	(82,715)
Acquisitions / dispositions / expirations	(49,175)
FY 2024 backlog cash NOI and 2Q24 carry-over (stabilized) (5)	141,555
Total Consolidated Cash NOI, Annualized	$2,922,016

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3) (6)	$226,416

Other Income
Development and Management Fees (net), Annualized	$62,622

Other Assets
Pre-stabilized inventory, at cost (7)	$407,996
Land held for development	93,938
Development CIP (8)	4,676,012
less: Investment associated with FY24 Backlog NOI (9)	(499,799)
Cash and cash equivalents	2,282,062
Accounts and other receivables, net	1,222,403
Other assets	563,500
less: Partners' share of consolidated JV assets	(134,365)
Total Other Assets	$8,611,747

Liabilities
Global unsecured revolving credit facilities	$1,858,194
Unsecured term loans	1,303,475
Unsecured senior notes	12,584,349
Secured and other debt	691,837
Accounts payable and other accrued liabilities	1,973,798
Deferred tax liabilities, net	1,132,090
Security deposits and prepaid rents	416,705
Backlog NOI cost to complete (9)	155,283
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,415,647
less: Partners' share of consolidated JV liabilities	(429,498)
Total Liabilities	$21,856,879

(1)	Backlog and associated financial line items include activity related to unconsolidated joint venture properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 32.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 2Q24 Cash NOI of $2.9 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2024. Includes Digital Realty’s share of signed leases at unconsolidated joint venture properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 29.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at unconsolidated joint venture properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2024

4

	As of June 30, 2024
		Interest Rate
	Interest	Including
	Rate	Swaps	2024	2025	2026	2027	2028	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	4.273%	4.273%	—	—	—	$1,762,281	—	—	$1,762,281
Yen revolving credit facility	0.670%	0.670%	—	—	—	95,913	—	—	95,913
Deferred financing costs, net	—	—	—	—	—	—	—	—	(10,027)
Total Global Unsecured Revolving Credit Facilities	4.087%	4.087%	—	—	—	$1,858,194	—	—	$1,848,167

Unsecured Term Loans
Euro term loan facility	4.596%	3.913%	—	$401,737	—	$401,738	—	—	$803,475
USD term loan facility	6.376%	5.180%	—	—	$500,000	—	—	—	500,000
Deferred financing costs, net	—	—	—	—	—	—	—	—	(5,582)
Total Unsecured Term Loans	5.279%	4.399%	—	$401,737	$500,000	$401,738	—	—	$1,297,893

Senior Notes
£250 million 2.750% Notes due 2024 (2)	2.750%	2.750%	$316,125	—	—	—	—	—	$316,125
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	$505,800	—	—	—	—	505,800
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	696,345	—	—	—	—	696,345
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	$1,151,648	—	—	—	1,151,648
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	306,009	—	—	—	306,009
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	$166,914	—	—	166,914
$1.00 billion 3.700% Notes due 2027 (3)	3.700%	2.485%	—	—	—	1,000,000	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	$535,650	—	535,650
$900 million 5.550% Notes due 2028 (3)	5.550%	3.996%	—	—	—	—	900,000	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	650,000	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	$300,445	300,445
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	442,575	442,575
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	803,475	803,475
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	695,475	695,475
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	535,639	535,639
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,071,300	1,071,300
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	803,475	803,475
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	803,475	803,475
Unamortized discounts	—	—	—	—	—	—	—	—	(29,447)
Deferred financing costs	—	—	—	—	—	—	—	—	(47,351)
Total Senior Notes	2.447%	2.239%	$316,125	$1,202,145	$1,457,656	$1,166,914	$2,085,650	$6,355,859	$12,507,551

Secured Debt
ICN10 Facilities	5.750%	3.526%	—	—	—	—	—	$12,278	$12,278
Westin	3.290%	3.290%	—	—	—	$135,000	—	—	135,000
Teraco Loans	10.661%	9.464%	$179	$607	$45,096	89,573	$330,281	—	465,736
Deferred financing costs	—	—	—	—	—	—	—	—	(1,913)
Total Secured Debt	8.939%	7.985%	$179	$607	$45,096	$224,573	$330,281	$12,278	$611,101

Other Debt
Icolo loans	11.650%	11.650%	—	—	$5,443	$4,152	$958	$2,310	$12,863
Total Other Debt	11.650%	11.650%	—	—	$5,443	$4,152	$958	$2,310	$12,863

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	10.105%	10.105%	—	—	$65,960	—	—	—	$65,960
Unamortized discounts	—	—	—	—	—	—	—	—	(3,789)
Total Redeemable Preferred Shares	10.105%	10.105%	—	—	$65,960	—	—	—	$62,171

Total unhedged variable rate debt	—	—	$36	$121	$68,960	$2,263,789	$21,625	$4,690	$2,359,221
Total fixed rate / hedged variable rate debt	—	—	316,268	1,604,368	2,005,195	1,391,782	2,395,264	6,365,757	14,078,634
Total Debt	3.137%	2.873%	$316,304	$1,604,489	$2,074,155	$3,655,571	$2,416,889	$6,370,447	$16,437,854

Weighted Average Interest Rate			2.754%	2.594%	3.224%	3.632%	4.232%	1.883%	2.873%

Summary

Weighted Average Term to Initial Maturity									3.8 Years

Weighted Average Maturity (assuming exercise of extension options)									4.0 Years

Global Unsecured Revolving Credit Facilities Detail As of June 30, 2024

	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$3,876,962	$1,909,560	$1,858,194

(1)	Assumes all extensions will be exercised.
(2)	Repaid in full on July 19, 2024.
(3)	Subject to cross-currency swaps.
(4)	Net of letters of credit issued of $109.2 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2024

	As of June 30, 2024

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	42%	35%	Less than 60% (5)	34%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	258%	285%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.50x	4.4x	4.4x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.1x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	35%
Unencumbered assets debt service coverage ratio (8)		N/A	N/A	Greater than 1.50x	5.3x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2024

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-24	30-Jun-23	% Change	31-Mar-24	% Change	30-Jun-24	30-Jun-23	% Change
Rental revenues	$713,868	$690,450	3.4%	$710,342	0.5%	$1,424,210	$1,375,229	3.6%
Tenant reimbursements - Utilities	225,307	277,863	(18.9%)	228,345	(1.3%)	453,652	549,016	(17.4%)
Tenant reimbursements - Other	35,790	27,774	28.9%	28,312	26.4%	64,102	51,192	25.2%
Interconnection & other	93,624	88,766	5.5%	91,469	2.4%	185,092	175,152	5.7%
Total Revenue	$1,068,589	$1,084,852	(1.5%)	$1,058,467	1.0%	$2,127,056	$2,150,589	(1.1%)

Utilities	$252,323	$311,131	(18.9%)	$265,871	(5.1%)	$518,195	$608,451	(14.8%)
Rental property operating	188,637	169,875	11.0%	166,936	13.0%	355,573	336,954	5.5%
Property taxes	40,402	31,294	29.1%	31,593	27.9%	71,996	55,106	30.6%
Insurance	4,432	3,922	13.0%	3,943	12.4%	8,375	7,945	5.4%
Total Expenses	$485,795	$516,222	(5.9%)	$468,343	3.7%	$954,138	$1,008,457	(5.4%)

Net Operating Income (2)	$582,794	$568,631	2.5%	$590,124	(1.2%)	$1,172,918	$1,142,133	2.7%
Less:
Stabilized straight-line rent	($7,928)	($10,829)	(26.8%)	($9,951)	(20.3%)	($17,879)	($9,286)	92.5%
Above- and below-market rent	790	1,104	(28.4%)	829	(4.7%)	1,619	2,253	(28.2%)
Cash Net Operating Income (3)	$589,933	$578,356	2.0%	$599,246	(1.6%)	$1,189,178	$1,149,166	3.5%

Stabilized Portfolio occupancy at period end (4)	83.6%	83.1%	0.5%	82.6%	1.0%	83.6%	83.1%	0.5%

(1)	Represents buildings owned as of December 31, 2022 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 32.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 32.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End June 30, 2024	Second Quarter 2024

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	2Q24	LTM	2Q24	LTM	2Q24	LTM	2Q24	LTM

Annualized GAAP Rent (in thousands)	$39,642	$160,895	$110,249	$461,989	$349	$2,921	$150,239	$625,805

Kilowatt leased	11,034	49,578	60,115	208,992	—	—	71,150	258,570
NRSF (in thousands)	126	594	466	2,009	10	48	603	2,651

Weighted Average Lease Term (years)	3.2	4.2	8.8	10.6	7.7	6.2	7.6	9.1

Initial stabilized cash rent per Kilowatt	$298	$261	$134	$157	—	—	$160	$177
GAAP rent per Kilowatt	$299	$270	$153	$184	—	—	$176	$201
Leasing cost per Kilowatt	$30	$30	—	—	—	—	$5	$6

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$300	$274	$154	$185	—	—	$177	$202
Rental concessions by Kilowatt	$1	$3	$2	$1	—	—	$1	$2
Estimated operating expense by Kilowatt	$87	$80	$39	$47	—	—	$47	$53

Net rent per Kilowatt	$212	$190	$114	$137	—	—	$129	$148

Tenant improvements by Kilowatt	—	—	—	—	—	—	—	—
Leasing commissions by Kilowatt	$12	$9	—	—	—	—	$2	$2

Net effective rent per Kilowatt	$200	$181	$114	$137	—	—	$127	$146

Initial stabilized cash rent per NRSF	$313	$261	$208	$197	$33	$56	$227	$209
GAAP rent per NRSF	$315	$271	$236	$230	$34	$60	$249	$236
Leasing cost per NRSF	$31	$30	—	—	$5	$5	$7	$7

Net Effective Economics by NRSF (4)

Base rent by NRSF	$315	$274	$239	$232	$35	$61	$251	$238
Rental concessions by NRSF	$1	$3	$2	$2	$1	$1	$2	$2
Estimated operating expense by NRSF	$92	$73	$60	$60	$8	$8	$66	$62

Net rent per NRSF	$223	$198	$176	$170	$25	$52	$183	$175

Tenant improvements by NRSF	—	—	—	—	—	$14	—	—
Leasing commissions by NRSF	$13	$9	—	—	$1	$1	$3	$2

Net effective rent per NRSF	$210	$189	$176	$170	$24	$37	$180	$172

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended June 30, 2024	Second Quarter 2024

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	2Q24	LTM	2Q24	LTM	2Q24	LTM	2Q24	LTM

Leases renewed (Kilowatt)	33,373	136,285	45,238	157,158	—	—	78,611	293,443
Leases renewed (NRSF in thousands)	476	1,924	525	1,899	44	384	1,046	4,207
Leasing cost per Kilowatt	$1	$2	$1	$2	—	—	$1	$2
Leasing cost per NRSF	$1	$1	$1	$2	$9	$6	$1	$2

Weighted Term (years)	1.4	1.5	5.0	4.8	3.8	5.5	3.3	3.4

Cash Rent

Expiring cash rent per Kilowatt	$301	$300	$153	$133	—	—	$216	$210
Renewed cash rent per Kilowatt	$312	$313	$159	$147	—	—	$224	$225

% Change Cash Rent Per Kilowatt	3.8%	4.5%	3.9%	11.2%	—	—	3.8%	6.8%

Expiring cash rent per NRSF	$253	$255	$158	$132	$61	$49	$197	$181
Renewed cash rent per NRSF	$263	$266	$164	$146	$71	$78	$205	$195

% Change Cash Rent Per NRSF	3.8%	4.5%	3.9%	11.2%	16.3%	58.2%	4.0%	8.0%

GAAP Rent

Expiring GAAP rent per Kilowatt	$300	$299	$145	$126	—	—	$211	$207
Renewed GAAP rent per Kilowatt	$312	$314	$163	$148	—	—	$226	$225

% Change GAAP Rent Per Kilowatt	3.9%	4.9%	12.1%	17.2%	—	—	7.1%	8.9%

Expiring GAAP rent per NRSF	$253	$254	$150	$125	$56	$40	$193	$176
Renewed GAAP rent per NRSF	$263	$267	$168	$147	$74	$76	$207	$195

% Change GAAP Rent Per NRSF	3.9%	4.9%	12.1%	17.2%	33.0%	91.0%	7.5%	10.6%

Retention ratio (5)	82.7%	83.4%	79.1%	77.5%	43.9%	77.1%	78.1%	80.1%

Churn (6)	1.8%	6.5%	1.5%	4.7%	0.5%	3.0%	1.6%	5.4%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per kw data)	Second Quarter 2024

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	2,662	—	—	—	—	—	—	—	—
Month to Month (3)	254	$53,236	1.5%	$209	$208	$53,002	12,633	$351	$350
2024	1,179	354,434	9.8%	301	301	354,544	85,063	347	347
2025	1,694	469,455	12.9%	277	279	471,892	119,691	327	329
2026	581	149,283	4.1%	257	266	154,305	44,992	276	286
2027	586	118,424	3.3%	202	216	126,564	44,982	219	234
2028	305	52,719	1.5%	173	190	57,790	20,089	219	240
2029	218	36,500	1.0%	167	188	40,991	14,919	204	229
2030	80	23,758	0.7%	296	304	24,361	6,254	317	325
2031	108	20,483	0.6%	190	207	22,313	7,132	239	261
2032	59	5,571	0.2%	94	104	6,177	1,982	234	260
2033	32	9,441	0.3%	299	366	11,562	2,863	275	337
Thereafter	24	2,608	0.1%	109	108	2,584	928	234	232

Total / Wtd. Avg.	7,782	$1,295,912	35.7%	$253	$259	$1,326,086	361,527	$299	$306

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,822	—	—	—	—	—	—	—	—
Month to Month (3)	60	$8,439	0.2%	$140	$140	$8,441	4,372	$161	$161
2024	406	65,737	1.8%	162	162	65,737	39,219	140	140
2025	1,607	245,063	6.8%	153	156	250,500	143,834	142	145
2026	1,869	272,354	7.5%	146	152	283,941	169,844	134	139
2027	1,557	227,703	6.3%	146	156	243,140	149,003	127	136
2028	1,132	141,545	3.9%	125	134	152,253	106,256	111	119
2029	1,475	201,742	5.6%	137	149	219,376	164,925	102	111
2030	1,084	161,650	4.5%	149	159	172,498	119,629	113	120
2031	1,022	147,924	4.1%	145	167	170,232	107,949	114	131
2032	884	117,208	3.2%	133	152	134,512	95,656	102	117
2033	561	86,010	2.4%	153	176	98,435	58,440	123	140
Thereafter	2,372	295,346	8.1%	124	144	342,656	218,249	113	131

Total / Wtd. Avg.	15,852	$1,970,723	54.3%	$140	$153	$2,141,719	1,377,375	$119	$130

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,816	—	—	—	—	—	—	—	—
Month to Month (3)	87	$3,378	0.1%	$39	$39	$3,378	—	—	—
2024	474	21,362	0.6%	45	45	21,340	—	—	—
2025	571	26,020	0.7%	46	46	26,408	—	—	—
2026	810	26,597	0.7%	33	34	27,794	—	—	—
2027	331	10,179	0.3%	31	33	10,869	—	—	—
2028	451	13,162	0.4%	29	32	14,268	—	—	—
2029	822	53,649	1.5%	65	73	60,284	—	—	—
2030	927	54,544	1.5%	59	75	69,796	—	—	—
2031	74	2,354	0.1%	32	37	2,770	—	—	—
2032	111	6,421	0.2%	58	65	7,220	—	—	—
2033	109	4,100	0.1%	38	44	4,815	—	—	—
Thereafter	3,715	139,977	3.9%	38	42	156,016	—	—	—

Total / Wtd. Avg.	10,300	$361,743	10.0%	$43	$48	$404,959	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	6,300	—	—	—	—	—	—	—	—
Month to Month (3)	402	$65,053	1.8%	$162	$161	$64,821	—	—	—
2024	2,059	441,532	12.2%	214	215	441,621	—	—	—
2025	3,872	740,538	20.4%	191	193	748,799	—	—	—
2026	3,260	448,233	12.4%	138	143	466,040	—	—	—
2027	2,474	356,306	9.8%	144	154	380,573	—	—	—
2028	1,889	207,426	5.7%	110	119	224,311	—	—	—
2029	2,516	291,891	8.0%	116	127	320,652	—	—	—
2030	2,092	239,951	6.6%	115	127	266,655	—	—	—
2031	1,203	170,762	4.7%	142	162	195,314	—	—	—
2032	1,054	129,201	3.6%	123	140	147,908	—	—	—
2033	702	99,552	2.7%	142	164	114,813	—	—	—
Thereafter	6,111	437,931	12.1%	72	82	501,257	—	—	—

Total / Wtd. Avg.	33,934	$3,628,377	100.0%	$131	$140	$3,872,763	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2024, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2024

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	72	$437,750	10.8%	9.0
2	Social Content Platform	26	221,870	5.5%	4.2
3	Global Cloud Provider	62	189,715	4.7%	5.3
4	Oracle Corporation	38	182,982	4.5%	7.7
5	IBM	37	127,779	3.1%	1.8
6	Equinix	15	93,127	2.3%	5.4
7	LinkedIn Corporation	7	83,177	2.0%	1.4
8	Social Media Platform	7	62,913	1.6%	6.9
9	Fortune 25 Investment Grade-Rated Company	29	62,698	1.5%	2.3
10	Meta Platforms, Inc.	47	62,404	1.5%	3.4
11	Fortune 25 Tech Company	53	59,955	1.5%	3.6
12	Lumen Technologies, Inc.	125	49,437	1.2%	9.0
13	AT&T	75	48,806	1.2%	2.9
14	Fortune 500 SaaS Provider	11	44,278	1.1%	3.0
15	Comcast Corporation	42	42,105	1.0%	4.0
16	JPMorgan Chase & Co.	17	40,696	1.0%	3.1
17	Rackspace	24	36,735	0.9%	9.3
18	Centersquare (2)	8	35,118	0.9%	6.0
19	Morgan Stanley	13	35,095	0.9%	4.9
20	Verizon	87	33,736	0.8%	10.8
	Total / Weighted Average		$1,950,376	48.0%	5.9

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of June 30, 2024, multiplied by 12.
(2)	In April 2024, Cyxtera announced a combination with Evoque and the combined company is named Centersquare.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2024

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Jun-24	31-Mar-24	IT Load (6)	Count
North America

Northern Virginia	5,265	1,678	263	$570,103	90.3%	91.2%	462.5	18
Chicago	2,261	83	377	227,750	93.4%	90.0%	81.0	7
Dallas	3,064	408	77	208,402	81.7%	83.0%	111.2	19
New York	1,793	87	107	208,401	72.0%	70.5%	65.5	12
Silicon Valley	1,524	—	131	170,281	90.8%	90.1%	94.6	14
Portland	1,014	149	—	130,507	98.5%	98.9%	107.6	3
Phoenix	796	—	—	77,298	75.9%	75.1%	42.5	2
San Francisco	844	—	—	62,934	64.2%	64.2%	31.5	4
Atlanta	557	20	314	62,126	96.6%	96.5%	9.1	4
Toronto	509	83	135	55,423	95.0%	95.1%	47.8	2
Los Angeles	611	11	—	43,242	81.2%	85.5%	16.2	2
Seattle	397	—	—	42,831	77.1%	77.8%	5.9	1
Houston	393	—	14	17,700	69.6%	69.6%	12.0	6
Boston	437	—	51	17,468	41.8%	41.7%	19.0	3
Miami	226	—	—	9,730	86.3%	86.1%	1.3	2
Austin	86	—	—	7,388	59.6%	56.3%	4.3	1
Charlotte	95	—	—	5,818	91.3%	91.1%	1.5	3
North America Total/Weighted Average	19,873	2,520	1,467	$1,917,404	84.5%	84.4%	1,113.5	103

EMEA

Frankfurt	2,185	1,539	—	$247,546	85.3%	84.4%	144.3	29
London	1,365	—	77	210,665	60.2%	54.8%	94.4	14
Amsterdam	1,332	222	92	177,113	85.0%	84.2%	116.3	13
Paris	918	344	—	123,090	87.5%	83.5%	85.5	12
Johannesburg	1,183	1,024	—	120,595	80.7%	78.7%	62.2	5
Marseille	520	38	378	69,876	78.8%	78.1%	45.4	4
Zurich	444	152	—	61,099	83.5%	77.5%	29.0	3
Dublin	553	—	—	59,029	74.4%	76.0%	39.3	9
Vienna	356	133	—	51,581	82.7%	81.9%	25.6	3
Madrid	308	100	—	42,263	72.7%	70.9%	16.8	4
Brussels	338	—	—	39,949	69.6%	72.9%	21.5	3
Cape Town	326	402	—	37,840	75.4%	75.4%	21.1	2
Stockholm	190	108	—	24,307	71.4%	70.4%	16.8	6
Copenhagen	226	—	99	20,978	67.1%	66.3%	12.9	3
Dusseldorf	142	—	71	18,903	55.9%	55.1%	7.7	3
Athens	148	61	—	16,003	77.5%	79.1%	2.2	4
Durban	45	—	—	6,157	88.1%	86.9%	1.1	1
Mombasa	37	—	21	4,190	39.0%	38.1%	3.5	2
Zagreb	24	10	—	2,781	96.2%	85.7%	0.9	1
Nairobi	16	75	—	2,771	63.0%	61.9%	0.5	1
Maputo	3	—	—	487	41.6%	41.6%	0.2	1
Barcelona	—	144	—	—	—	—	—	—
EMEA Total/Weighted Average	10,657	4,354	739	$1,337,223	78.2%	76.4%	747.0	123

Asia Pacific

Singapore	883	7	—	$229,779	95.8%	95.2%	84.3	3
Sydney	361	—	88	32,576	91.2%	90.8%	22.8	4
Melbourne	147	—	—	15,434	62.9%	62.3%	9.6	2
Seoul	162	—	—	3,234	14.7%	7.6%	12.0	1
Hong Kong	114	66	104	504	1.9%	2.2%	7.5	1
Asia Pacific Total/Weighted Average	1,667	73	192	$281,526	77.6%	77.0%	136.1	11

Non-Data Center Properties	329	—	—	—	—	—	—	—

Consolidated Portfolio Total/Weighted Average	32,526	6,947	2,398	$3,536,153	81.3%	80.6%	1,996.6	237

Unconsolidated Joint Ventures

Northern Virginia	2,796	440	—	$249,579	98.9%	98.8%	209.7	12
Chicago	1,118	—	—	115,330	94.2%	91.8%	94.2	3
Silicon Valley	148	—	394	18,498	96.5%	100.0%	10.9	2
Hong Kong	186	—	—	10,646	44.3%	48.2%	11.0	1
Toronto	104	—	—	10,483	54.6%	55.7%	6.8	1
Paris	91	179	—	7,254	59.9%	61.5%	10.0	1
Los Angeles	197	—	—	5,446	100.0%	100.0%	—	2
Dallas	183	181	—	4,855	100.0%	—	16.0	2
Lagos	4	26	—	690	100.0%	100.0%	—	2
Accra	—	24	—	—	—	—	—	—
Managed Unconsolidated Portfolio Total/Weighted Average	4,827	852	394	$422,782	94.0%	93.1%	358.5	26

Managed Portfolio Total/Weighted Average	37,353	7,799	2,792	$3,958,934	82.9%	81.9%	2,355.1	263

Digital Realty Share Total/Weighted Average (7)	33,934	6,300	2,936	$3,628,377	81.4%	80.3%	2,101.1	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,391	99	1,198	$178,995	91.9%	91.9%	117.6	25
Tokyo	1,357	431	48	85,533	76.0%	75.6%	64.9	5
Osaka	583	59	137	70,450	83.3%	83.3%	58.9	4
Santiago	119	118	71	13,068	90.1%	90.1%	10.2	3
Queretaro	105	—	583	12,273	100.0%	100.0%	8.0	3
Rio De Janeiro	112	—	—	11,621	100.0%	100.0%	8.0	2
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Fortaleza	94	—	—	3,560	22.0%	87.0%	6.2	1
Chennai	55	—	104	—	—	—	7.2	1
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,868	708	2,338	$383,268	82.5%	84.1%	290.0	47

Portfolio Total/Weighted Average	41,220	8,507	5,130	$4,342,203	82.9%	82.1%	2,645.1	310

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress.
(3)	Space held for development includes space held for future Data Center development and excludes space under active development.
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2024, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	Second Quarter 2024

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Dallas	180	30	$153,104	$119,646	56	100%	2Q26	$129,726	$545,329	$675,055	$53,028	$523,588	$576,616
Northern Virginia	1,000	270	1,547,275	1,232,076	64	75%	2Q25	160,123	457,063	617,186	144,749	350,860	495,609
Portland	—	—	—	—	16	100%	3Q24	147,747	17,500	165,248	147,747	17,500	165,248
Other	280	180	843,005	743,334	34	91%	1Q25	296,464	101,362	397,826	233,623	85,374	318,997
Americas	1,460	480	$2,543,384	$2,095,056	170	89%		$734,060	$1,121,255	$1,855,315	$579,148	$977,321	$1,556,469	11.7%

Frankfurt	120	60	$760,771	$760,771	56	55%	3Q25	$659,099	$371,499	$1,030,598	$659,099	$371,499	$1,030,598
Paris	220	—	94,109	51,792	58	53%	2Q25	555,945	318,054	873,999	443,451	232,388	675,839
Zurich	10	—	34,514	34,514	13	67%	4Q24	179,930	86,188	266,119	179,930	86,188	266,119
Other	340	170	813,361	765,994	95	39%	3Q25	326,573	701,475	1,028,048	262,966	606,251	869,217
EMEA	690	230	$1,702,754	$1,613,070	223	48%		$1,721,548	$1,477,216	$3,198,764	$1,545,446	$1,296,326	$2,841,772	9.7%

Tokyo	30	20	$115,802	$57,901	30	59%	3Q25	$103,600	$206,154	$309,754	$51,800	$103,077	$154,877
Hong Kong	—	—	26,201	26,201	6	100%	3Q25	25,319	50,069	75,388	25,319	50,069	75,388
Osaka	40	10	48,474	24,237	6	100%	3Q25	19,687	29,928	49,615	9,844	14,964	24,808
Other	200	20	246,690	162,038	1	100%	3Q24	4,011	4,871	8,881	4,011	4,871	8,881
APAC	270	50	$437,167	$270,376	43	71%		$152,617	$291,022	$443,638	$90,973	$172,981	$263,954	10.5%

Total	2,420	760	$4,683,305	$3,978,503	436	66%		$2,608,225	$2,889,493	$5,497,717	$2,215,567	$2,446,628	$4,662,195	10.4%

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and space held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through June 30, 2024, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell, and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint venture projects.
(5)	Includes only Digital Realty's share in development joint venture projects.
(6)	Represents cost incurred through June 30, 2024.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, infrastructure, and shell space, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields , which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Construction Projects in Progress (1)	Financial Supplement
Dollars in Thousands	Second Quarter 2024

	100% Share (2)			DLR Share (3)
	Current	Future	Total	Current	Future	Total
Construction Projects in Progress	Investment (4)	Investment (5)	Investment	Investment (4) (6)	Investment (5)	Investment
Future Development Capacity (7)	$2,933,024	$1,750,281	$4,683,305	$2,583,347	$1,395,156	$3,978,503
Data Center Construction	2,608,225	2,889,493	5,497,717	2,215,567	2,446,628	4,662,195
Equipment Pool & Other Inventory (8)	222,219	—	222,219	222,219	—	222,219
Campus, Tenant Improvements & Other (9)	248,318	135,578	383,897	248,318	135,578	383,897
Total Land Held and Development CIP	$6,011,787	$4,775,352	$10,787,139	$5,269,452	$3,977,363	$9,246,814

Enhancement & Other	$23,369	$5,789	$29,158	$23,369	$5,789	$29,158
Recurring	27,255	40,331	67,586	27,255	40,331	67,586
Total Land Held and Construction in Progress	$6,062,411	$4,821,471	$10,883,883	$5,320,076	$4,023,482	$9,343,558

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Includes Digital Realty's and partners' shares in development joint venture projects.
(3)	Includes only Digital Realty's share in development joint venture projects.
(4)	Represents cost incurred through June 30, 2024.
(5)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(6)	Excludes $79.6 million representing our partners' shares in consolidated joint ventures included in Construction in Progress or Land Held for Future Development in our Consolidated Balance Sheet; includes $579.1 million representing Digital Realty's share in development projects classified as Investments in Unconsolidated Joint Ventures in our Consolidated Balance Sheet.
(7)	Includes land and space held or actively under construction in preparation for future data center fit-out.
(8)	Represents long-lead equipment and materials required for timely deployment and delivery of data center fit-out.
(9)	Represents improvements in progress as of June 30, 2024, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $2.9 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2024

	Three Months Ended					Six Months Ended
	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	30-Jun-24	30-Jun-23

Non-Recurring Capital Expenditures (1)

Development (2)	$531,903	$549,522	$845,315	$953,267	$523,406	$1,081,425	$1,168,316

Enhancements and Other Non-Recurring	7,051	7,738	10,113	1,317	1,479	14,789	4,275

Total Non-Recurring Capital Expenditures	$538,953	$557,260	$855,428	$954,584	$524,885	$1,096,214	$1,172,591

Recurring Capital Expenditures (3)	$60,483	$47,676	$142,808	$90,251	$53,498	$108,159	$93,963

Total Direct Capital Expenditures	$599,436	$604,936	$998,236	$1,044,835	$578,383	$1,204,373	$1,266,554

Indirect Capital Expenditures

Capitalized Interest	$27,592	$28,522	$33,032	$29,130	$27,883	$56,114	$54,654

Capitalized Overhead	28,457	25,857	27,867	23,837	23,717	54,314	47,452

Total Indirect Capital Expenditures	$56,049	$54,379	$60,899	$52,967	$51,600	$110,428	$102,106

Total Improvements to and Advances for Investment in Real Estate	$655,485	$659,315	$1,059,135	$1,097,802	$629,983	$1,314,801	$1,368,660

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures for all periods excluding the period ended June 30, 2024, prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2024

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Schiphol Rijk	Land and Buildings	Amsterdam	5/16/2024	$7,869	—	70,000	—	39,000	—
Total				$7,869	—	70,000	—	39,000	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Wilhelm Fay Straße 24 (FRA29-32) (5)	Building	Frankfurt	4/19/2024	$503,511	5.7%	449,546	—	—	92.0%
Total				$503,511	5.7%	449,546	—	—	92.0%

Closed Joint Venture Contributions:

					Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Chicago Hyperscale JV (6)	Chicago	4/16/2024	$455,000	6.5%	—	—	—	—
Total			$455,000	6.5%	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices converted to USD based on FX rate as of June 30, 2024.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	DLR sold an additional 24.9% interest in the facility for €117 million or $125 million. Sale price is shown at 100%.
(6)	GI Partners acquired a 75% equity interest in a stabilized hyperscale data center building in the Chicago metro area. Digital Realty received approximately $388 million of gross proceeds and maintained a 25% interest in the joint venture. Contribution price is shown at 100%.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2024

Summary Balance Sheet -	As of June 30, 2024
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$6,139,171	$1,723,489	$320,546	$1,339,848	$9,523,055
Accumulated depreciation & amortization	(805,685)	(232,461)	(1,197)	(85,659)	(1,125,003)
Net Book Value of Operating Real Estate	$5,333,487	$1,491,028	$319,349	$1,254,189	$8,398,052
Cash	340,090	258,480	66,889	23,187	688,646
Other assets	1,780,392	158,247	36,889	250,506	2,226,035
Total Assets	$7,453,968	$1,907,755	$423,126	$1,527,883	$11,312,733

Debt	2,790,045	619,462	—	471,258	3,880,765
Other liabilities	648,204	145,456	389,840	33,871	1,217,370
Equity / (deficit)	4,015,721	1,142,837	33,287	1,022,754	6,214,598
Total Liabilities and Equity	$7,453,968	$1,907,755	$423,126	$1,527,883	$11,312,733

Digital Realty's ownership percentage	Various	Various	Various	38%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$933,601	$302,303	—	$179,744	$1,415,647

Summary Statement of Operations -	Three Months Ended June 30, 2024
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$207,074	$70,307	$3,633	$24,788	$305,802
Operating expenses	(93,697)	(34,951)	(1,532)	(9,048)	(139,228)
Net Operating Income (NOI)	$113,376	$35,356	$2,102	$15,740	$166,574

Straight-line rent	(2,473)	(5,264)	(1)	(46)	(7,784)
Above and below market rent	2,683	—	—	(775)	1,908
Cash Net Operating Income (NOI)	$113,585	$30,093	$2,101	$14,918	$160,698

Interest expense	($62,078)	($1,199)	($1,811)	($5,131)	($70,219)
Depreciation & amortization	(105,122)	(17,233)	(1,215)	(15,092)	(138,661)
Other income / (expense)	19,521	(3,196)	(640)	4,931	20,615
FX remeasurement on USD debt	(82,338)	—	—	4,757	(77,581)
Total Non-Operating Expenses	($230,016)	($21,628)	($3,666)	($10,536)	($265,846)

Net Income / (Loss)	($116,640)	$13,728	($1,564)	$5,204	($99,272)

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$35,376	$17,678	$461	$6,003	$59,518

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$35,407	$15,047	$461	$5,690	$56,604

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($48,878)	$6,864	($895)	$1,467	($41,443)

Digital Realty's Pro Rata Share of Core FFO (5)	$25,486	$15,480	($646)	$5,457	$45,778

Digital Realty's Fee Income from Joint Ventures	$8,514	$304	$1,790	$3,618	$14,226

(1)	Includes Ascenty, Blackstone NoVa, Clise, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, and Walsh.
(2)	Includes Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Blackstone Paris, Medallion, and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 31.

Note: Digital Realty’s ownership percentages in the Joint Ventures vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2024

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23

Net Income / (Loss) Available to Common Stockholders	$70,039	$271,327	$18,122	$723,440	$108,003
Interest	114,756	109,535	113,638	110,767	111,116
Loss from early extinguishment of debt	—	1,070	—	—	—
Income tax expense (benefit)	14,992	22,413	20,724	17,228	16,173
Depreciation & amortization	425,343	431,102	420,475	420,613	432,573
EBITDA	$625,130	$835,446	$572,958	$1,272,048	$667,866
Unconsolidated JV real estate related depreciation & amortization	47,117	47,877	64,833	43,214	35,386
Unconsolidated JV interest expense and tax expense	27,704	34,271	42,140	27,000	32,105
Severance, equity acceleration and legal expenses	884	791	7,565	2,682	3,652
Transaction and integration expenses	26,072	31,839	40,226	14,465	17,764
(Gain) / loss on sale of investments	(173,709)	(277,787)	103	(810,688)	(89,946)
Provision for impairment	168,303	—	5,363	113,000	—
Other non-core adjustments, net (2)	743	21,608	(35,439)	1,719	22,132
Non-controlling interests	(5,552)	6,329	(8,419)	12,320	(2,538)
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$726,874	$710,556	$699,509	$685,943	$696,604

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange net unrealized gains/losses attributable to remeasurement, deferred rent adjustments related to a customer bankruptcy, write offs associated with bankrupt or terminated customers, non-recurring legal expenses, gain on sale of land option and lease termination fees.

	Three Months Ended
Financial Ratios	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23

Total GAAP interest expense	$114,756	$109,535	$113,638	$110,767	$111,116
Capitalized interest	27,592	28,522	33,032	29,130	27,883
Change in accrued interest and other non-cash amounts	(55,605)	55,421	(66,013)	44,183	(60,612)
Cash Interest Expense (3)	$86,743	$193,479	$80,657	$184,081	$78,387

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$152,529	$148,239	$156,851	$150,079	$149,181

Coverage
Interest coverage ratio (5)	4.3x	4.3x	4.0x	4.3x	4.5x
Cash interest coverage ratio (6)	6.4x	3.2x	6.4x	3.4x	7.4x
Fixed charge coverage ratio (7)	4.1x	4.0x	3.8x	4.1x	4.2x
Cash fixed charge coverage ratio (8)	5.9x	3.1x	5.8x	3.2x	6.6x

Leverage
Debt to total enterprise value (9)(10)	24.2%	26.7%	28.6%	30.6%	33.3%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	25.3%	27.9%	29.8%	32.0%	34.7%
Pre-tax income to interest expense (12)	1.7x	3.6x	1.2x	7.7x	2.0x
Net Debt-to-Adjusted EBITDA (13)	5.3x	6.1x	6.2x	6.3x	6.8x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	Adjusted EBITDA divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2024

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to non-controlling interests in operating partnership and, depreciation related to non-controlling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (vii) non-controlling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2024

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2022 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended June 30, 2024, GAAP interest expense was $115 million, capitalized interest was $28 million and preferred stock dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Six Months Ended
(in thousands)	30-Jun-24	31-Mar-24	30-Jun-23	30-Jun-24	30-Jun-23

Operating income	$9,889	$149,367	$154,860	$159,256	$332,196

Fee income	(15,656)	(13,010)	(14,908)	(28,666)	(22,777)
Other income	(2,125)	(862)	(932)	(2,987)	(1,819)
Depreciation and amortization	425,343	431,102	432,573	856,445	853,771
General and administrative	119,511	114,419	105,964	233,931	213,730
Severance, equity acceleration and legal expenses	884	791	3,652	1,675	7,807
Transaction expenses	26,072	31,839	17,764	57,911	30,031
Provision for impairment	168,303	—	—	168,303	—
Other expenses	(529)	10,836	655	10,306	655

Net Operating Income	$731,692	$724,482	$699,629	$1,456,175	$1,413,594

Cash Net Operating Income (Cash NOI)

Net Operating Income	$731,692	$724,482	$699,629	$1,456,175	$1,413,594

Straight-line rental revenue	(2,873)	(2,522)	12,116	(5,395)	(3,815)
Straight-line rental expense	959	1,369	722	2,328	212
Above- and below-market rent amortization	(1,691)	(854)	(1,195)	(2,545)	(2,421)

Cash Net Operating Income	$728,088	$722,474	$711,272	$1,450,563	$1,407,570

Constant Currency CFFO Reconciliation	Three Months Ended			Six Months Ended
(in thousands, except per share data)	30-Jun-24		30-Jun-23	30-Jun-24	30-Jun-23

Core FFO (1)	$538,482		$507,501	$1,070,634	$1,001,001
Core FFO impact of holding '23 Exchange Rates Constant (2)	3,841		—	5,180	—

Constant Currency Core FFO	$542,323		$507,501	$1,075,814	$1,001,001
Weighted-average shares and units outstanding - diluted	326,181		301,806	322,619	299,730
Constant Currency CFFO Per Share	$1.66		$1.68	$3.33	$3.34

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2024 constant with average currency translation rates that were applicable to the same periods in 2023.

Forward-Looking Statements	Financial Supplement
Second Quarter 2024

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2024 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs, or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers, and business partners during a pandemic, such as COVID-19;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2023, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.